UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CareCloud, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CareCloud, Inc.

7 Clyde Road

Somerset, NJ 08873

April 7, 2023

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of CareCloud, Inc. (the “Company”) at 11:00 a.m., Eastern Time, on Monday, May 22, 2023, at our principal executive offices at 7 Clyde Road, Somerset, NJ 08873.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting, please detach the Admission Ticket from your proxy card and bring it to the Annual Meeting. The proxy materials will be first sent or given to shareholders on or about April 7, 2023.

At this year’s Annual Meeting, you will be asked to vote on the proposals set forth in the Notice of Annual Meeting of Shareholders and proxy statement, which describes the formal business to be conducted at the Annual Meeting and follows this letter.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying card in the provided postage-paid envelope or instruct us via the Internet as to how you would like your shares voted. Instructions are on the proxy card. This will ensure representation of your shares if you are unable to attend.

Sincerely,

/s/ Kimberly Blanche
Kimberly Blanche
General Counsel and Corporate Secretary

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2023

TIME

11:00 a.m., Eastern Time, on

Monday, May 22, 2023

PURPOSE

●	To elect to the Board of Directors (the “Board”) the following nominees presented by the Board: Anne Busquet and Lawrence Sharnak.

●	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2023 proxy’s compensation tables and any related information found in this proxy.

●	To approve, on an advisory basis, the frequency with which shareholders can vote on the compensation arrangements of our named executive officers as follows: (i) every year, (ii) every two years, (iii) every three years or (iv) abstain.

●	To consider and act on such other business as may properly come before the Annual Meeting on any postponement(s) or adjustment(s) thereof.

DOCUMENTS

This Notice is only an overview of the proxy statement and proxy card included in this mailing which is also available at https://ir.carecloud.com/sec-filings. The Notice of Internet Availability will be mailed to shareholders on or about April 7, 2023.

PLACE

The Company’s principal executive offices are located at 7 Clyde Road, Somerset, NJ 08873. You can obtain directions to the meeting by visiting https://ir.carecloud.com/news-events/annual-meeting.

RECORD DATE

Owners of shares of the Company’s Common Stock, as of the close of business on April 3, 2023, will receive notice of and be entitled to vote at the Annual Meeting and any adjournments.

VOTING

Even if you plan to attend the Annual Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Annual Meeting, you may revoke your proxy and vote in person on each matter brought before the Annual Meeting. You may also vote over the Internet using the Internet address on the proxy card. To be considered, all votes must be received by midnight on May 15, 2023.

Kimberly Blanche

General Counsel and Corporate Secretary

Dated: April 7, 2023

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QUESTIONS AND ANSWERS

Q: When and where is the Annual Meeting?

A: The Company’s Annual Meeting of Shareholders will be held at 11:00 a.m., Eastern Time, Monday, May 22, 2023, at our principal executive offices at 7 Clyde Road, Somerset, NJ 08873.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: Who is entitled to vote?

A: You are entitled to vote at the Annual Meeting if the Company’s records on April 3, 2023 (the “record date”) show that you owned the Company’s common stock, par value $0.001 (the “Common Stock”) on such date. As of April 3, 2023, there were 15,592,608 shares of Common Stock outstanding.

Q: What will I likely be voting on?

A: There are three proposals that are expected to be voted on at the Annual Meeting, which are (i) to elect to the Board of Directors the following nominees presented by the Board: Anne Busquet and Lawrence Sharnak to serve as directors, (ii) to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2023 proxy’s compensation tables and any related information found in this proxy, and (iii) to approve, on an advisory basis, the frequency with which shareholders can cast the vote on the compensation arrangements of our named executive officers as follows: every one year, every two years, every three years or abstain. As of the date of this Proxy Statement, the Company was not aware of any additional matters to be raised at the Annual Meeting.

Q: What is the Board’s recommendation?

A: The Board of Directors recommends that you vote your shares:

–	FOR the director nominees.
–	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.
–	FOR a one-year frequency with which shareholders can cast an advisory vote on the compensation arrangements of the named executive officers.

Q: How many votes is each share entitled to?

A: Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

Q: Do I need a ticket to attend the Annual Meeting?

A: Yes. Retain the top of the proxy card as your admission ticket. One ticket will permit two persons to attend. If your shares are held through a broker, contact your broker and request that the broker provide you with evidence of share ownership. This documentation, when presented at the registration desk at the Annual Meeting, will enable you to attend the Annual Meeting.

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Q: How do proxies work?

A: The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner you direct. You may also abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in accordance with our recommendations above.

Q: How do I vote?

A: You may:

●	Vote by marking, signing, dating, and returning a proxy card;

●	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote via the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

●	Vote in person by attending the Annual Meeting. We will distribute written ballots to any shareholder who wishes to vote in person at the Annual Meeting.

If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.

Q: Do I have to vote?

A: No. However, we strongly encourage you to vote.

Q: What does it mean if I receive more than one proxy card?

A: If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by Internet, please vote each proxy card you receive.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may use its discretion to vote your shares on “routine matters”. For any “non-routine matters” being considered at the Meeting, your broker or other nominee would not be able to vote on such matters.

Under the rules and interpretations of the NYSE (which by extension apply to all United States brokers, even though the Company’s Common Stock is listed on The Nasdaq Global Market), “non-routine matters” are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and executive compensation, including say-on-pay advisory shareholder votes on executive compensation and say-on-frequency advisory shareholder votes on executive compensation.

The proposals in this proxy statement are expected to be considered a “non-routine matter”. Therefore, your broker or other nominee is not entitled to vote your shares on these proposals without your instructions.

Q: Can I change my vote?

A: Yes. You may revoke your proxy and change your vote before the Annual Meeting by submitting a new proxy card with a later date, by casting a new vote via the Internet, by notifying the Company’s Corporate Secretary in writing, or by voting in person at the Meeting. If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy.

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Q: What is a quorum?

A: A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy, in order to transact business.

Q: Who will tabulate the votes?

A: A representative from our Company, Norman Roth, will tabulate the votes and act as inspector of election.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted as recommended by the Board of Directors.

Q: How do I find out the voting results?

A: Preliminary results are typically announced at the Annual Meeting. Final voting results will be reported on a Form 8-K filed with the SEC following the Annual Meeting.

Q: How are proposals approved by the security holders?

A: In the election of directors, you may vote “For” all or some of the nominees or you may vote to “Withhold Authority” with respect to one or more of the nominees. Our directors will be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting so long as a quorum is present. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more director nominees will not be voted with respect to the director or director nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

For the advisory vote on the frequency of future say-on-pay votes, the option receiving the highest number of votes will be deemed to be the preferred frequency of our shareholders.

All other corporate governance actions will be approved by a majority of the votes cast. Although state law and our certificate of incorporation and bylaws are silent on the issue, abstentions or broker non-votes as to any matter will be included in the calculations as to the presence of a quorum, but will not be counted as votes cast in such matter in the calculation as to the needed majority vote.

Q: Who will bear the costs of this solicitation?

A: Our Board of Directors is making this solicitation on behalf of the Company, and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet; however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q: What should I do now?

A: You should read this proxy statement carefully and promptly submit your proxy card or vote by the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q: How will shares in the Company’s employee benefit plans be voted?

A: If you are or were a participant in the Company’s employee benefit plans, this Proxy Statement is being used to solicit voting instructions from you with respect to shares of our stock that you own but which are held by the trustees of our benefit plans for the benefit of you and other plan participants. Shares held in our benefit plans that you are entitled to vote will be voted by the plan trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will be voted by the plan trustees in proportion to the voting instructions received for other shares. You must instruct the plan trustees to vote your shares by utilizing one of the voting methods described above.

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Q: How do I obtain a copy of the Company’s materials related to corporate governance?

A: The Company’s Corporate Governance materials, charters of each standing Board Committee, Code of Conduct, and other materials related to our corporate governance can be found in the Corporate Governance section of the Company’s website at https://ir.carecloud.com/corporate-governance/governance-documents.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 3, 2023, concerning:

-	Each person or group of persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, based on information provided by the beneficial owner in public filings made with the Securities and Exchange Commission (“SEC”).

-	Each person who has been a director or executive officer of the Company since the beginning of the last fiscal year.

-	Each nominee for the Board of Directors.

-	Each associate of any of the foregoing persons.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o CareCloud, Inc., 7 Clyde Road, Somerset, NJ 08873. Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of April 3, 2023 (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 15,592,608 shares of Common Stock outstanding as of April 3, 2023 and 1,454,392 shares of Series B Preferred Stock outstanding as of April 3, 2023. None of the directors or named executive officers owned Series A Preferred Stock as of April 3, 2023. Each share of Common Stock has one vote.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class	Preferred Stock - Series B Beneficially Owned	Percent of Class
Directors and Named Executive Officers
Mahmud Haq, Executive Chairman	4,506,070	28.9%	6,480	0.4%
A. Hadi Chaudhry, CEO & President	101,491	0.7%	4,480	0.3%
Anne M. Busquet	135,600	0.9%	-	-
John N. Daly	44,000	0.3%	-	-
Bill Korn, CFO	158,283	1.0%	5,400	0.4%
Cameron P. Munter	156,250	1.0%	-	-
Lawrence S. Sharnak	21,250	0.1%	-	-
Stephen A. Snyder	229,495	1.5%	13,920	1.0%
All current directors and executive officers as a group (8 persons)	5,352,439	34.4%	30,280	2.1%

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CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

The Company’s Board of Directors believes that good corporate governance principles and practices provide a strong framework to assist the Board in fulfilling its responsibilities to shareholders. The Board recognizes the interests of the Company’s shareholders, employees, customers, suppliers, consumers, creditors, and the communities in which it operates, who are all essential to the Company’s success. Accordingly, the Board has adopted corporate governance principles relating to its role, composition, structure, and functions. The Board periodically reviews the principles and other corporate governance matters.

The following reflects, as of December 31, 2022 and December 31, 2021, the gender, racial and ethnic diversity of our Board of Directors:

●	14% of the Directors are women.
●	29% of the Directors are racially/ethnically diverse.
●	43% of the Directors are gender/ethnically diverse.

As of December 31, 2022

Gender Identity:	Female	Male		Non-Binary	Did not disclose

Board of Directors	1	5		-	1

Demographic Background:

African American or Black	-	-		-	-
Alaskan Native or American Indian	-	-		-	-
Asian	-	2		-	-
Hispanic or Latinx	-	-		-	-
Native Hawaiian or Pacific Islander	-	-		-	-
White	1	3		-	-
Two or More Races or Ethnicities	-	-		-	-
LGBTQ+			-
Did Not Disclose Demographic Background			1

As of December 31, 2021

Gender Identity:	Female	Male		Non-Binary	Did not disclose

Board of Directors	1	5		-	1

Demographic Background:

African American or Black	-	-		-	-
Alaskan Native or American Indian	-	-		-	-
Asian	-	2		-	-
Hispanic or Latinx	-	-		-	-
Native Hawaiian or Pacific Islander	-	-		-	-
White	1	3		-	-
Two or More Races or Ethnicities	-	-		-	-
LGBTQ+			-
Did Not Disclose Demographic Background			1

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Role of the Board and Management and Role in Risk Oversight

The Company’s business is conducted by its employees, managers, and officers under the direction of the Chief Executive Officer (“CEO”) and the oversight of the Board. The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. Directors are expected to fulfill duties of care and loyalty and to act with integrity as they actively conduct Board matters. Different persons serve in the positions of CEO and Executive Chairman.

As part of its general oversight function, the Board actively reviews and discusses reports by management on the performance of the Company, its strategy, goals, financial objectives, and prospects, as well as issues and risks facing the Company. The opinions of the independent Compensation Committee Board members are solicited with respect to the selection, evaluation, and determination of compensation and succession planning for the Executive Chairman, CEO and senior executive officers who report directly to the CEO. The Board oversees processes designed to maintain the quality of the Company, including the integrity of the financial statements, the integrity of compliance with laws and ethics, and the integrity of relationships with stakeholders, including shareholders, employees, customers, suppliers, consumers, and the communities in which the Company operates.

The Board administers its risk oversight function directly and through the Board committees. Management regularly reports to the Board and/or the relevant committee regarding identified or potential risks. The general areas of material risk to the Company include strategic, operational, financial, regulatory, and legal risks. The Board regularly reviews our Company’s strategies and attendant risks, and provides advice and guidance on strategies to manage these risks while attaining long- and short-terms goals.

Operational risks, financial risks, including internal controls and credit risk associated with our customers, and risks associated with data privacy and security, as well as overall economic risks, are within the purview of the Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our internal and external auditors. In assessing legal or regulatory risks, the Board and the Audit Committee are advised by management, legal counsel, and experts, as appropriate.

The Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation plans and retention, with the goal to ensure that the Company’s compensation programs remain consistent with our shareholders’ interests that such programs do not encourage excessive risk-taking and that such programs are designed to retain valued executives and employees.

Board Membership Qualifications

The Board has the responsibility for nominating director candidates to shareholders and filling vacancies. The Nominating and Corporate Governance Committee is responsible for recommending candidates to the Board, as well as recommending the selection criteria used in seeking nominees for election to the Board. The Board has adopted the following director nominee selection criteria. Nominees should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of all shareholders. Nominees should be selected on the basis of their business and professional experience and qualifications, public service, diversity of background (including diversity of gender, race, ethnic or geographic origin, age and experience availability to devote sufficient time to the Board and the needs of the Company in light of the qualifications of the other directors or nominees. A diverse Board is likely to be a well-balanced Board with varying perspectives and a breadth of experience that will positively contribute to robust discussion at Board meetings. Candidates should be persons who have demonstrated leadership in multinational companies or government, finance or accounting, higher education or other fields, or who are able to provide the Company with relevant expertise, industry knowledge or marketing acumen. Nominees should also represent all shareholders rather than special interest groups or any group of shareholders. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contribution to the activities of the Board. The Nominating and Corporate Governance Committee may use the services of an executive search firm to assist the Company in identifying potential nominees and to participate in the evaluation of candidates for Board membership. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders may suggest nominees for consideration by submitting names of nominees and supporting information to the Corporate Secretary of the Company. The Nominating and Corporate Governance Committee evaluates all candidates for director in the same manner regardless of the source of the recommendation.

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Size of the Board

The Company’s By-Laws establish that the Board shall determine the number of directors from time to time so long as the number so determined shall not be less than three. The Board periodically reviews the appropriate size of the Board, which is presently set at seven Board members by resolution of the Board of Directors, but will be reduced to six members as of the date of the Annual Meeting by resolution of the Board.

Executive Chairman and CEO

The Executive Chairman and the CEO are selected by the Board. The Board determines whether the roles of Executive Chairman and CEO should be separate or combined based upon its judgment as to the most appropriate structure for the Company at a given point in time. Mahmud Haq serves as Executive Chairman and A. Hadi Chaudhry serves as CEO.

Ethics and Conflicts of Interest

The Board expects its directors, as well as the Company’s officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Board will not permit any waiver of any ethics policy for any director or executive officer. The Board will resolve any conflict of interest question involving a director, the CEO, or a member of the Office of the Executive Chairman, and the CEO will resolve any conflict of interest issue involving any other officer of the Company. The Code of Conduct is available at https://ir.carecloud.com/corporate-governance/governance-documents.

Attendance at 2022 Annual Meeting

In 2022, three of the directors then in office attended the 2022 Annual Meeting.

BOARD COMMITTEES

Number and Responsibilities of Committees

The current three committees of the Board are Audit, Compensation, and Nominating and Corporate Governance. The membership of the committees is required to consist entirely of independent directors, based on the Nasdaq requirements. The Board may form new committees, disband an existing committee, and delegate additional responsibilities to a committee. The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees, the Nominating and Corporate Governance Committee, and the Board, and are available on the Company’s website at https://ir.carecloud.com/corporate-governance/governance-documents.

Committee Meetings

The chair of each committee, in consultation with committee members and in compliance with the committee’s charter requirements, determines the frequency of committee meetings and develops meeting agendas. The full Board is apprised of matters addressed by the committees in their meetings. During 2022, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held four meetings.

BOARD OPERATIONS

Board Meetings

Regular meetings of the Board are held at least four times per year. The Board may hold additional meetings, including by teleconference or other electronic means, as needed, to discharge its responsibilities. The Chairman of the Board, in consultation with other Board members, establishes the agenda for each Board meeting. Each Board member may suggest items for inclusion on the agenda.

During 2022, the Board held four meetings and acted by written/electronic consent five times. Each director attended at least 75% of all Board of Directors and applicable committee meetings.

Board Materials

Information and data that is important to the business to be considered at a Board or committee meeting are distributed in advance of the meeting, to the extent possible.

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Management Evaluation, Succession, and Compensation

The performance of the Executive Chairman and CEO is evaluated annually by the Compensation Committee, in consultation with the full Board, based upon objective criteria, including the performance of the business and the accomplishment of goals and strategic objectives. This committee also makes recommendations to the Board with respect to CEO succession. The CEO reviews management succession planning and development with the full Board of Directors on an annual basis.

The Compensation Committee reviews and approves annually all compensation for the CEO and other executive officers, including (a) annual base salary; (b) incentive compensation, whether cash or equity-based, including specific amounts; (c) equity awards; (d) employment agreements, severance arrangements, and change in control agreements/provisions; and (e) any other benefits, compensation or arrangements. In connection therewith, the Compensation Committee periodically reviews and advises the Board concerning regional, industry-wide and other relevant compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO and other named executive officers relative to comparable companies in the Company’s industry and geographic locations.

Board Compensation

The Compensation Committee is responsible for recommending any changes in Board compensation. In discharging this duty, the committee is guided by the following considerations: compensation should fairly pay directors for work required for a company of CareCloud’s size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of compensation should be transparent and understandable. Non-employee directors receive a monthly retainer plus restricted stock units, with no additional fees for meeting attendance. The chairperson of the Audit Committee receives an additional retainer for serving in that capacity.

Board Access to Management and Independent Advisors

Members of the Board have free access to the employees of the Company, and Board committees have the authority to retain such outside advisors as they determine appropriate to assist in the performance of their functions. Additionally, members of the Board may periodically visit Company facilities.

Approval of Goals and Strategic and Financial Objectives

The overall strategy of the Company is reviewed periodically at Board meetings.

Communication with Management and Directors

The response to any shareholder proposal is the responsibility of management subject to oversight by the appropriate Board committee. The Board is apprised of shareholder proposals and the Company’s response to such proposals.

Shareholders and other interested parties may contact any of the Company’s directors, including the presiding director or the non-management directors as a group, by writing a letter to the Board c/o the Corporate Secretary of the Company at 7 Clyde Road, Somerset, NJ 08873. The Corporate Secretary will forward communications directly to the presiding director, unless a different director is specified.

Disclosure and Review of Corporate Governance Principles

The Company’s Corporate Governance Principles and all Board committee charters are available on the Company’s website at https://ir.carecloud.com/corporate-governance/governance-documents and are also available in print to any shareholder upon request. The Nominating and Corporate Governance Committee reviews these Corporate Governance Principles periodically, and reports the results of this review to the full Board.

Policies on Business Ethics and Conduct

All Company employees and directors, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, and the Principal Accounting Officer, are required to abide by the Company’s Code of Conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Conduct forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. The Company’s policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of the Company’s business.

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Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

The full text of the Code of Conduct is published on the Company’s website at https://ir.carecloud.com/corporate-governance/governance-documents, and is available in print to any shareholder upon request.

Director Independence

Our Board has considered the relationships of all directors with us and the independence of each director, and determined that Ms. Anne Busquet and Messrs. John N. Daly, Cameron P. Munter and Lawrence S. Sharnak, do not have any relationship which would interfere with the exercise of independent judgment in carrying out his or her responsibility as a director and that each non-employee director qualifies as an independent director under the applicable rules of Nasdaq.

Related Person Transaction Policy

The Board recognizes that related person transactions present a heightened risk of conflicts of interest. The Related Person Transaction Policy of the Board ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction involving the Company in an amount exceeding $54,500 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, directors, and five percent or more shareholders of the Company, and any immediate family member of such a person. Related Person Transactions are reviewed as they arise and are brought to the attention of the General Counsel and the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances. For any Related Person Transaction to continue, the Audit Committee must approve or ratify such transaction, which the Audit Committee will do if it determines that such transaction is in the Company’s best interests. The Audit Committee also reviews materials prepared by the General Counsel to determine whether any Related Person Transactions have occurred that have not been reported. The Company maintains a written policy regarding Related Person Transactions.

Related Person Transactions

The Company had sales to a Related Person, a physician who is the wife of the Executive Chairman. Revenues from this customer were approximately $58,000 for the year ended December 31, 2022 and approximately $23,000 for the year ended December 31, 2021. As of December 31, 2022 and 2021, the accounts receivable balance due from this customer was approximately $10,000 and $3,000 respectively, and is included in accounts receivable - net in the consolidated balance sheets.

The Company leases its corporate offices in New Jersey, one of its temporary housing apartments for its foreign visitors, a storage facility, its operations center in Bagh, Pakistan and an apartment for temporary housing in Dubai, the UAE, from the Executive Chairman. The Related Person rent expense for the years ended December 31, 2022 and 2021 was approximately $198,000 and $186,000, respectively, and is included in direct operating costs and general and administrative expense in the consolidated statements of operations. During the years ended December 31, 2022 and 2021, the Company spent approximately $941,000 and $2.0 million, respectively, to upgrade the related party leased facilities. Current assets-related party in the consolidated balance sheets includes security deposits related to the leases of the Company’s corporate offices in the amount of approximately $16,000 and $13,000 for the years ended December 31, 2022 and 2021, respectively. On October 15, 2021, the Company entered into a one-year lease agreement with the Executive Chairman for an apartment for temporary housing in Dubai. This agreement was renewed in 2022 for an additional year.

Included in the Right of Use (“ROU”) asset in the Company’s consolidated balance sheet at December 31, 2022 is approximately $467,000 applicable to the related party leases. Included in the current and non-current operating lease liability in the Company’s consolidated balance sheet on December 31, 2022 is approximately $158,000 and $301,000, respectively, applicable to the related party leases.

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Included in the ROU asset in the Company’s consolidated balance sheet at December 31, 2021 is approximately $483,000 applicable to the related party leases. Included in the current and non-current operating lease liability in the Company’s consolidated balance sheet on December 31, 2021 is approximately $174,000 and $305,000, respectively, applicable to the related party leases.

During June 2022, the Company entered into a one-year consulting agreement with an entity owned and controlled by Stephen Snyder, one of the Company’s non-independent directors, whereby he received 10,000 shares of the Company’s Series B Preferred Stock in exchange for assisting the Company to identify and acquire additional companies, including performing due diligence. The payment was capitalized and is being amortized over the service period. The amortization is recorded as stock compensation in general and administrative expense in the 2022 consolidated statement of operations. In addition, the Company may make additional payments under the agreement for any successful acquisitions by the Company based on the purchase price of the transaction. No such additional payments were made in 2022. During February 2023, the agreement was amended and extended through December 2024 whereby the director received 14,000 shares of Series B Preferred Stock in February 2023 and will receive an additional 14,000 shares in January 2024. All such shares of the Series B Preferred Stock are or will be issued in accordance with the Company’s Amended and Restated Equity Incentive Plan. In addition to the extension of the consulting agreement, the amendment provides that any transaction fees due will be offset against the last two above payments before any amounts are due to the director.

During 2020, a New Jersey corporation, talkMD Clinicians, PA (“talkMD”), was formed by the wife of the Executive Chairman, who is a licensed physician, to provide telehealth services. talkMD was determined to be a variable interest entity (“VIE”) for financial reporting purposes because the entity will be controlled by the Company. As of December 31, 2022, talkMD had not yet commenced operations. Cumulatively, the Company has paid approximately $4,000 on behalf of talkMD for income taxes.

Board of Directors and Committees of the Board

Fiscal Year 2022

Name	Board	Compensation	Audit	Governance
Mahmud Haq	x*
A. Hadi Chaudhry	x
Anne M. Busquet	x		x*
John N. Daly	x	x*	x
Cameron P. Munter	x	x		x*
Lawrence S. Sharnak	x		x	x
Stephen A. Snyder	x
x Member
* Chairperson

Executive Officers and Directors

The following table sets forth information as of December 31, 2022 regarding our directors and executive officers.

Name	Age	Position(s)
Mahmud Haq	63	Executive Chairman
A. Hadi Chaudhry	46	Chief Executive Officer, President and Director
Kimberly Blanche	38	General Counsel and Corporate Secretary
Anne M. Busquet	72	Director
John N. Daly	85	Director
Bill Korn	65	Chief Financial Officer
Cameron P. Munter	68	Director
Norman Roth	67	Principal Accounting Officer
Lawrence S. Sharnak	69	Director
Stephen A. Snyder	46	Director

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Mahmud Haq is our founder, and served as our Chief Executive Officer and Chairman of the Board since our inception in 2001 through 2017. He currently serves as our Executive Chairman, which he became in January 2018. Prior to founding CareCloud, Mr. Haq served as the Chief Executive Officer and President of Compass International Services Corporation from 1997 to 1999. During that time, Mr. Haq also served on its Board of Directors. From 1985 to 1996, Mr. Haq held various senior executive positions at American Express, including Vice President ̵ Risk Management of Global Collections for the Travel Related Services division (1994-1996). Mr. Haq received a Bachelor of Science in Aviation Management from Bridgewater State College and holds an M.B.A. from Clark University with a concentration in Finance.

A. Hadi Chaudhry is currently our President and Chief Executive Officer. Mr. Chaudhry became President in January 2018 and Chief Executive Officer in March 2021. Effective April 11, 2019, Mr. Chaudhry was appointed as the seventh member of our Board of Directors. Mr. Chaudhry joined CareCloud in October 2002 as manager of IT, and later served as general manager, chief information officer and VP of global operations. Mr. Chaudhry has extensive healthcare IT experience, and served in various roles in the banking and IT sector prior to joining CareCloud. Mr. Chaudhry has a Bachelor of Science in Mathematics and Statistics and holds numerous information technology certifications.

Kimberly Blanche serves as CareCloud’s General Counsel, VP of Compliance and Corporate Secretary. In these roles, she supports CareCloud in overseeing the company’s legal activities, as well as the company’s ethics, compliance and regulatory affairs. Ms. Blanche first joined CareCloud in 2018 as a Corporate Attorney. Ms. Blanche was named General Counsel and Corporate Secretary in February 2020 and VP of Compliance in September 2020. Prior to joining CareCloud, Ms. Blanche practiced corporate law as well as pharmaceutical and general business litigation for Coughlin Duffy, LLP, a prestigious New Jersey law firm. Ms. Blanche is licensed to practice law in the State of New Jersey, Commonwealth of Pennsylvania, and the United States District Court for the District of New Jersey. She received her Juris Doctor degree from Rutgers Law School in Newark, New Jersey, and is Certified in Healthcare Compliance (CHC) by the Compliance Certification Board.

Anne M. Busquet joined CareCloud’s Board of Directors in July 2014 and is the Chairperson of our Audit Committee. Ms. Busquet is presently the President of AMB Advisors, and has over three decades of executive business experience with American Express and Interactive Corp (IAC). She has led several successful businesses and served on various boards, including Intercontinental Hotels Group (IHG) and Blyth, Inc. Currently, Ms. Busquet serves on the Board of Pitney Bowes, and Elior Group and is also a Trustee on the Board of Overseers for Columbia University, Business School and the French Institute Alliance Francaise. Ms. Busquet graduated from Cornell University and received her MBA from Columbia University.

John N. Daly has served as a member of our Board of Directors since December 2013, and is the Chairman of our Compensation Committee and a member of our Audit Committee. Since May 2007, Mr. Daly has served as the President of IMMS, LLC, a third party marketer of investment management firms. Previously, Mr. Daly held other management positions in the financial services industry, including during his 23 years at E.F. Hutton & Co. from 1960 to 1983, where at various times he ran the Syndicate Department, the Commodities Division and the Asset Management Division. He later joined Salomon Brothers, both at the New York and London offices, where he headed the Private Client Division and International Equity Capital Markets. Mr. Daly also served as the Senior Managed Accounts Specialist at Prudential Investments from 2002-2005. Mr. Daly graduated from Yale University and completed the Harvard Business School Advanced Management Program in 1979.

Bill Korn is our Chief Financial Officer. Mr. Korn joined CareCloud as our Chief Financial Officer in July 2013. Prior to joining CareCloud, Mr. Korn served as the Chief Financial Officer for six other early-stage technology businesses. From January 2013 until he joined us, Mr. Korn served as the Chief Financial Officer of SnapOne, Inc., a developer of cloud-based applications for mobile devices, and from June 2012 until December 2012, Mr. Korn performed private advisory work. Prior to that, from August 2002 to June 2012, Mr. Korn was the Chief Financial Officer of Antenna Software, Inc. Earlier in his career, Mr. Korn spent ten years with IBM, where he served on the senior management team that created IBM’s services strategy in the 1990s. Currently, Mr. Korn serves on the Board of Jerash Holdings (US), Inc. (Nasdaq: JRSH), where he is Chairman of the Audit Committee. Mr. Korn received his Bachelor of Arts in Economics magna cum laude from Harvard College and his Master of Business Administration from Harvard Business School.

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Cameron P. Munter has served as a member of our Board of Directors since June 2013, and is the Chairman of our Nominating and Governance Committee and a member of our Compensation Committee. Mr. Munter served as the U.S. Ambassador to Pakistan from October 2010 through July 2012 and as President and CEO of the EastWest Institute, an international, non-partisan organization through June 2019. Prior to these appointments, Mr. Munter held a variety of high-profile diplomatic positions in Iraq and also served as U.S. Ambassador to Serbia from March 2007 to March 2009. Mr. Munter received his Bachelor of Arts, magna cum laude, from Cornell University and doctoral degree in Modern European History from the Johns Hopkins University. He is a senior fellow of the CEVRO Institute in Prague and a non-resident senior fellow of the Atlantic Council in Washington.

Norman Roth is our Controller and Principal Accounting Officer. Mr. Roth joined CareCloud as our Controller and Principal Accounting Officer in September 2014. Prior to joining CareCloud, Mr. Roth worked as a forensic accountant since 2003 primarily in the accounting malpractice area. From 1991 through 2002, Mr. Roth served as the Director of External Reporting, Treasury and Tax and later as Business Manager of WWOR-TV. Mr. Roth began his career at Ernst & Young LLP in 1977 and left as a senior manager after 13 years of service. Mr. Roth received his Bachelor of Arts degree summa cum laude from Rutgers College and his Master of Business Administration -Taxation from Fairleigh Dickinson University. Mr. Roth is a certified public accountant and a certified fraud examiner.

Lawrence Sharnak joined CareCloud’s Board of Directors in April of 2020. Before joining CareCloud, Mr. Sharnak served at American Express for more than 30 years where he led in a variety of senior leadership roles. While working at American Express, Mr. Sharnak was also the founding sponsor of several employee networks including the Asian Network (ASA), the Professional Orientation and Development Program (P.O.D), and the Consumer Card Diversity Team. Currently, Mr. Sharnak is on the Board of Advisors for Cinch Board Services and he previously held board seats at Teach for America New Jersey, A+ for Kids, Consultants to Go, and Boca Grove. Mr. Sharnak received his BBA degree from the University of Massachusetts and his MBA from Babson College.

Stephen A. Snyder served as our President through 2017, served as our Chief Executive Officer from January 2018 through March 2021, and served as our Chief Strategy Officer from March 2021 through June 2022. Effective June 2022, Mr. Snyder became a consultant to the Company. He has been a member of our Board of Directors since 2013 but is not seeking re-election. Mr. Snyder joined CareCloud in August 2005 as Vice President, General Counsel and Secretary, and later served as Chief Operating Officer beginning January 2009 through his appointment as President in August 2011. Prior to joining CareCloud, Mr. Snyder practiced law. Mr. Snyder is a member of the New Jersey and New York bars and his writings on healthcare law and policy have been published by the American Health Lawyers Association, American Bar Association and various industry publications. Mr. Snyder received his Bachelor of Arts in Political Science, magna cum laude, from Montclair State University and his Juris Doctor from Rutgers School of Law-Newark.

Committee Duties and Responsibilities

Audit Committee

●	Oversees management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.
●	Oversees management’s establishment and maintenance of processes to provide for an adequate system of internal control over financial reporting at the Company and assists with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.
●	Oversees management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.
●	Oversees the independence of the independent registered public accounting firm and the qualifications and effectiveness of the independent registered public accounting firm.
●	Prepares the report of the Audit Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.
●	Appoints, retains, and reviews the performance of the independent registered public accounting firm.
●	Evaluates the Committee’s performance annually.

Compensation Committee

●	Makes recommendations to the Board with respect to the structure of overall incentive compensation and equity-based plans applicable to executive officers or other employees and administers such plans.
●	Selects and retains outside consultants to review and recommend appropriate types and levels of executive compensation, with the sole authority to approve consultant fees and other retention terms. Terminates such consultants as necessary.
●	Prepares the report of the Compensation Committee for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.
●	Evaluates the Committee’s performance annually.

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Nominating and Corporate Governance Committee

●	Monitors compliance with the Company’s Global Code of Conduct and all applicable laws and regulations.
●	Notifies the Audit Committee of any matters regarding accounting, internal control, or audit matters of which the Committee has become aware as a result of monitoring the Company’s compliance efforts.
●	Identifies qualified candidates to serve on the Board, including candidates recommended by shareholders, and reviews Board candidate qualifications, selection criteria, and any potential conflicts with the Company’s interests.

Director Compensation Table (Fiscal Year 2022)

The following table sets forth the compensation paid to the non-executive directors of the Company in fiscal year 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Total
Anne M. Busquet	$58,000	$46,603	$104,603
John N. Daly	48,000	46,603	94,603
Cameron P. Munter	48,000	46,603	94,603
Lawrence S. Sharnak	48,000	46,603	94,603

(1)	During the third quarter of 2022, the outside Board members were awarded 20,000 shares each of restricted stock units that vest in 25% increments over the next two years beginning in February 2023. Those amounts are not included in the above table as vesting did not begin until February 2023. The stock awards received by the Board above represent RSUs awards that vested in 2022.
(2)	As of December 31, 2022, there were 25,500 restricted stock units outstanding for Ms. Busquet and Messrs. Daly, Munter and Sharnak.

Summary Executive Compensation Table

The following table is a summary of certain information concerning the compensation earned by our Named Executive Officers for fiscal years 2022 and 2021:

Name and Principal Position	Salary (1)	Bonuses (2)	Stock Awards (3)	All Other Compensation (4)(5)(6)(7)	Total
2022
Mahmud Haq, Executive Chairman	$300,000	$306,000	$68,925	$21,915	$696,840
A. Hadi Chaudhry, CEO & President	300,000	306,000	68,925	9,000	683,925
Bill Korn, CFO	250,000	255,000	68,925	9,150	583,075

2021
Mahmud Haq, Executive Chairman	$300,000	$314,880	$60,150	$17,818	$692,848
A. Hadi Chaudhry, CEO & President (CEO from March 29, 2021)	287,500	262,400	185,682	7,966	743,548
Bill Korn, CFO	250,000	262,400	60,150	8,700	581,250
Stephen A. Snyder, CEO *	187,500	314,880	421,375	8,700	932,455

* Amounts represent compensation paid as CEO through March 29, 2021 and then as Chief Strategy Officer for the rest of the year.

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(1)	Includes amounts contributed by the Named Executive Officers to our 401(k) plan.

(2)	In January 2022 and 2021, the Compensation Committee of the Board of Directors awarded bonuses to Messrs. Haq, Chaudhry and Korn on achieving specified operating results for 2021 and 2020, respectively. In January 2021, Mr. Snyder was awarded a similar bonus for achieving specified operating results for 2020. Payment was made in the equivalent value of shares of Series A Preferred Stock and is included in the above table for 2022 and 2021. The shares are valued at their fair value as of the vesting date.

(3)	The stock awards reflected above represent common stock restricted stock units that vested in 2022 and 2021 that were previously awarded. The stock awards are valued at their fair value as of the vesting date.

(4)	During 2018, the Compensation Committee of the Board of Directors awarded 120,000 common stock restricted stock units to Mr. Snyder, 115,000 common stock restricted stock units to Mr. Chaudhry, and 50,000 common restricted stock units each to Messrs. Haq and Korn. Those shares vested in increments beginning in November 2018 and continued through August 2021. In March 2021, the Compensation Committee of the Board of Directors awarded 30,000 common restricted stock units each to Messrs. Haq, Snyder, Chaudhry and Korn to vest over a two-year period at six month intervals. In June 2022, the remaining 15,000 shares awarded to Mr. Snyder vested. In February 2022, Messrs. Haq and Chaudhry were awarded 12,000 preferred restricted stock units each and Mr. Korn was awarded 10,000 preferred restricted stock units to vest in 2023 based on the achievement of specified performance targets for 2022. These shares vested in 2023 and are not included in the above table.

(5)	Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed $10,000 reported for the fiscal year presented.

(6)	Includes our matching contribution to the 401(k) plan equal to 50% match on the first 6% of the employee’s compensation which is available to all employees who participate in the plan.

(7)	Excludes group life insurance, health care insurance, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the Named Executive Officers.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company for each of the last two completed calendar years. In determining the “compensation actually paid” to our Named Executive Officers (“NEOs”), we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table in previous years, as the SEC’s calculation method for this section differs from those required in the Summary Compensation Table. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and its PEO and NEOs pay.

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Pay Versus Performance Table

The table below presents information on the compensation of our principal executive officer (“PEO”) and our other NEOs in comparison to certain performance metrics for 2022 and 2021. The metrics are not those that the Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the SCT total values for the applicable year as described in the footnotes to the table.

	Summary Compensation Table Total for PEOs (1) (2)		Compensation Actually Paid to PEOs (3)		Average Summary Compensation Table Total for Non-PEO	Average Compensation Actually Paid to Non-PEO	Value of Initial Fixed $100 Investment Based on Total Shareholder	Net Income (7)
Year	PEO 1	PEO 2	PEO 1	PEO 2	NEOs (4)	NEOs (5)	Return (6)	(000’s)
2022	$-	$683,925	$-	$516,120	$639,958	$476,043	$31	$5,432

2021	472,905	344,786	87,360	772,846	557,620	561,662	70	2,836

(1)	Stephen Snyder (“PEO 1”) served as our PEO through March 29, 2021, at which time A. Hadi Chaudhry (“PEO 2”) became the PEO and served for the remainder of the year 2021 and for the full year 2022.

(2)	Amounts in this column represent the “Total” column set forth in the SCT on page 13. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(3)	The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our consolidated financial statements under GAAP).

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The following table reflects the adjustments made to SCT total compensation to compute CAP for the position of PEO and average CAP for our other NEOs.

	PEO 1					PEO 2
Year	SCT Total	Equity Deductions From SCT Total (a)	CAP of Equity Vesting During FY (b)	CAP of Unvested Equity at FYE (c)	Compensation Actually Paid	SCT Total	Equity Deductions From SCT Total	CAP of Equity Vesting During FY (b)	CAP of Unvested Equity at FYE (c)	Compensation Actually Paid
2022	$-	$-	$-	$-	$-	$683,925	$(374,925)	$(66,195)	$273,315	$516,120

2021	472,905	(395,730)	10,185	-	87,360	344,786	(113,811)	53,351	488,520	772,846

	Non-PEO NEOs
Year	SCT Total	Average Equity Deductions from SCT Total (a)	Average CAP of Equity Vesting During FY (b)	Average CAP of Unvested Equity at FYE (c)	Average Compensation Actually Paid
2022	$639,958	$(349,425)	$(62,835)	$248,345	$476,043

2021	557,620	(343,950)	41,553	306,438	561,662

(a)	The amount in these columns represent the grant date fair value of equity-based awards granted during each year. (For this purpose, the fair value of equity awards is computed in a manner consistent with the fair value methodology used to report Outstanding Equity Awards at Fiscal Year-End. This may result in a difference in the share value input used for the fair value calculation at year-end when compared to share value used for performance-based share awards at the time of the award).

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (ii) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year).

(c)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year.

(4)	Our non-PEO named executive officers included Mahmud Haq and Bill Korn for 2021 and 2022, and A. Hadi Chaudhry for the period January 1, 2021 through March 29, 2021. The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. See note (3) above.

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(5)	The dollar amounts reported in this column represent the average amount of CAP to the NEOs as a group, as computed in accordance with the Pay Versus Performance Rules. They do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year.

(6)	Cumulative total shareholder return (“TSR”) is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. There were no dividends for the common stock.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited consolidated financial statements for the applicable year. While the Company does not use net income as a performance measure in its executive compensation program, the measure of net income is correlated with the measure adjusted EBITDA which the Company does use when setting goals in the Company’s incentive compensation program.

Relationship Between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” to our PEO and the average for our Non-PEO NEOs in 2022 and 2021 relative to (i) the Company’s TSR and (ii) the Company’s net income.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, the Compensation Committee of the Board of Directors was comprised of John N. Daly and Cameron P. Munter. Neither of these individuals, during the fiscal year ended December 31, 2022, was an officer or employee of the Company. Neither of these individuals was formerly an officer of the Company.

During the fiscal year ended December 31, 2022, Messrs. Daly and Munter received $48,000 in director compensation, both exclusive of compensation received in the form of stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

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COMPENSATION COMMITTEE

John N. Daly

Cameron P. Munter

Executive Employment Arrangements

We are party to employment agreements with each of Messrs. Haq, Chaudhry and Korn (the “Employment Agreements”). Each of the Employment Agreements has a two-year term unless earlier terminated, and is automatically renewed at the end of the initial term and annually thereafter in each case, for a one-year term, unless either party provides at least ninety days’ prior written notice of non-renewal.

Each Employment Agreement provides for the payment of base salary and bonus, as well as customary employee benefits. Under each of the Employment Agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive if a “material demotion,” occurs (as such terms are defined in the applicable Employment Agreement) the executive shall receive salary continuation payments for the remainder of the contractual term, but in no event for less than twenty-four months. In addition to salary continuation payments, executive shall receive payment of “COBRA” premiums for the executive and his dependents as long as the executive does not become eligible for health coverage through another employer during this severance period. Each of the Employment Agreements also restricts the executive from engaging in a competitive business during his employment and for 12 months thereafter, or soliciting our employees and customers during his employment and for 12 months thereafter.

Our Compensation Committee, currently comprised of Messrs. Daly and Munter, are tasked with discharging the Board of Directors’ responsibilities related to oversight of compensation of named executive officers and ensuring that our executive compensation program meets our corporate objectives. The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our named executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this review and evaluation, as well as on input from our Chief Executive Officer regarding the performance of our other named executive officers and his recommendations as to their compensation, the Committee will determine and approve each named executive officer’s compensation annually. As a public company, our named executive officers will not play a role in their own compensation determinations.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information on the current holdings of all outstanding equity awards by our named officers at December 31, 2022:

				Equity incentive plan awards
Name of Beneficial Owner	Number of common shares or units that have not vested	Number of Series B Preferred Shares or units that have not vested	Market value of all shares or units that have not vested	Number of unearned common shares, units or other rights that have not vested	Number of Series B unearned preferred shares, units or other rights that have not vested	Market value of all unearned shares, units or other rights that have not vested
Named Executive Officers
Mahmud Haq, Executive Chairman	7,500	12,000	$320,715	7,500	12,000	$320,715
A. Hadi Chaudhry, CEO & President	7,500	12,000	320,715	7,500	12,000	320,715
Bill Korn, CFO	7,500	10,000	270,775	7,500	10,000	270,775

Generally common stock restricted stock units (“RSUs”) provide for semiannual vesting based on continued employment over two to three years. The common stock RSUs for Messrs. Haq, Korn and Chaudhry vested in March 2023. The preferred stock RSUs vested in February 2023.

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Employee Benefit Plans

Amended and Restated Equity Incentive Plan. The purpose of the Amended and Restated Equity Incentive Plan (the “Equity Plan”) is to promote our success by linking the personal interests of our employees (including executive officers), directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. As of December 2022, there were approximately 4,150 employees (including executive officers) participants eligible to participate in the Equity Plan. The Equity Plan authorizes the grant of awards in any of the following forms:

●	Options to purchase shares of common stock, which may be non-statutory stock options or incentive stock options under the Internal Revenue Code (the “Code”). The exercise price of an option granted under the Equity Plan may not be less than the fair market value of our common stock on the date of grant. Stock options granted under the Equity Plan have a term of ten years.

●	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of our common stock on the date of grant. SARs granted under the Equity Plan have a term of ten years.

●	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

●	Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Compensation Committee.

●	Performance stock and cash settled awards, which represent the right to receive shares of common stock or cash, as applicable, in the future upon the attainment of certain stated performance goals.

●	Preferred stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee.

●	Other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

All awards are evidenced by a written award certificate between CareCloud and the participant, which include such provisions as may be specified by the Compensation Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors. Awards granted under the Equity Plan to non-employee directors may be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the Equity Plan to non-employee directors.

Shares Available for Awards: Adjustments. Subject to adjustment as provided in the Equity Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Equity Plan at December 31, 2022 is 1,498,492. Also at December 31, 2022, there are 100,000 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock reserved and available for issuance under the Equity Plan. In the event of a nonreciprocal transaction between CareCloud and its shareholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Equity Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the Equity Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Administration. The Equity Plan will be administered by the Compensation Committee. The Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Equity Plan; and make all other decisions and determinations that may be required under the Equity Plan. The Board of Directors may at any time administer the Equity Plan. If it does so, it will have all the powers of the Compensation Committee under the Equity Plan. In addition, the Board may expressly delegate to a special committee some or all of the Compensation Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers.

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Limitations on Transfer: Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

●	all of that participant’s outstanding options and SARs will become exercisable to the extent the participant was entitled to exercise such option or SAR, but only within the period ending on the earlier of (i) twelve (12) months with respect to a termination due to disability and eighteen (18) months with respect to a termination due to death, and (ii) the term of the option or SAR;

●	shares of common stock and outstanding awards which have not vested at the time of the termination of service may be forfeited; and

●	the payout opportunities attainable under all of that participant’s outstanding performance-based awards may be forfeited and the awards may payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless subject to additional acceleration of vesting and exercisability as may be provided in an award certificate or any special plan document governing an award, outstanding awards will be subject to one year acceleration of vesting as provided in the Plan upon a change in control.

Termination and Amendment. The Equity Plan will terminate on April 3, 2024. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the Equity Plan, but if an amendment to the Equity Plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the Equity Plan may adversely affect any award previously granted under the Equity Plan without the written consent of the participant. Without the prior approval of our shareholders, the Equity Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

Amended and Restated Equity Plan Benefits

Benefits to be received by our executive officers, directors and employees as a result of the Equity Plan are not determinable, since the amount of grants of options and restricted stock made under the plan is discretionary. Set forth in the table below are the number of equity awards since inception and through December 31, 2022 that have been granted under the equity incentive plan to: (i) each of our named executive officers, (ii) our executive officers as a group, (iii) our current non-executive directors as a group and (iv) the other non-executives as a group. Shares which were forfeited are available to be re-granted under the Equity Plan.

Name	Common Stock Restricted Stock Units	Series A Preferred Stock Restricted Stock Units	Series B Preferred Stock Restricted Stock Units	Cash-Settled Awards
Mahmud Haq	255,000	72,000	12,000	-
A. Hadi Chaudhry	199,167	38,000	12,000	33,333
Bill Korn	305,000	60,000	10,000	-
Stephen A. Snyder (through June 3, 2022)	487,500	58,000	-	-
Executive Officers as a Group	1,246,667	228,000	34,000	33,333
Non-Executive Directors as a Group	711,000	-	10,000	-
Other Non-Executives as a Group	2,577,598	12,500	56,000	389,100

Employee, Officer and Director Hedging

Pursuant to the Company’s Insider Trading Policy, employees, officers and directors of the Company are prohibited from engaging in 1) short sales of the Company’s securities, 2) transactions in “puts”, “calls” or other derivatives on Company stock on an exchange or in any other organized market, 3) hedging transactions, and 4) holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

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Report of the Audit Committee

The Board of Directors of CareCloud has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. CareCloud’s Audit Committee has three members: Ms. Anne M. Busquet, who serves as the Chairperson, Mr. Lawrence S. Sharnak and Mr. John N. Daly. The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the Nasdaq Stock Market and the SEC. The Board of Directors has determined that Ms. Busquet meets the criteria and definition of an “audit committee financial expert” pursuant to Item 407(d) of Regulation S-K. The Audit Committee operates pursuant to a charter that is available on the Investor Relations section of our website at https://ir.carecloud.com/corporate-governance/governance-documents.

Management has primary responsibility for CareCloud’s internal accounting controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of CareCloud’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report as a result of such audit. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee serves as a focal point for communication among the Board of Directors and its committees, the independent registered public accounting firm and management, as the respective duties of such groups, or their constituent members, relate to CareCloud’s financial accounting and reporting and to its internal controls.

In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in CareCloud’s Annual Report on Form 10-K for the year ended December 31, 2022. These discussions included the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also discussed with the independent registered public accounting firm its independence from CareCloud and its management, including the written disclosures and letter submitted to the Audit Committee by the independent registered public accounting firm as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in CareCloud’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

AUDIT COMMITTEE

Anne M. Busquet

John N. Daly

Lawrence S. Sharnak

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Relationship with Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

On August 2, 2022 and July 16, 2021, the Audit Committee approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal years ending December 31, 2022 and 2021, respectively.

In connection with the Company’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Company has not consulted Grant Thornton on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Grant Thornton LLP are not expected to be present at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm for each of the last two fiscal years.

Fees	2022	2021
Audit Fees to Grant Thornton LLP	$828,856	$1,125,875
Audit-Related Fees to Grant Thornton LLP	-	-
Tax Fees to Grant Thornton LLP	-	-
All Other Fees	-	-
Total Fees	$828,856	$1,125,875

All services performed for us by Grant Thornton LLP during 2022 and 2021 were pre-approved by the Audit Committee, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services. The Audit Committee pre-approves all work performed by Grant Thornton LLP.

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Matters to Be Acted Upon

1.	Election of Directors.

(Item 1 on proxy card)

You will have the opportunity to elect two members to our Board of Directors, which will consist of six members, at the Annual Meeting. The directors will be elected for a two-year term. Two of the directors, Anne Busquet and Lawrence Sharnak were elected to a two-year term that commenced in 2021 and have been nominated for re-election. Our other directors were elected to serve until the 2024 Annual Meeting of Shareholders.

The Board of Directors has nominated the following nominees for election as directors at the Annual Meeting:

Anne M. Busquet joined CareCloud’s Board of Directors in July 2014 and is the Chairperson of our Audit Committee. Ms. Busquet is presently the President of AMB Advisors, and has over three decades of executive business experience with American Express and Interactive Corp (IAC). She has led several successful businesses and served on various boards, including Intercontinental Hotels Group (IHG) and Blyth, Inc. Currently, Ms. Busquet serves on the Board of Pitney Bowes, and Elior Group and is also a Trustee on the Board of Overseers for Columbia University, Business School and the French Institute Alliance Francaise. Ms. Busquet graduated from Cornell University and received her MBA from Columbia University.

Lawrence Sharnak joined CareCloud’s Board of Directors in April of 2020. Before joining CareCloud, Mr. Sharnak served at American Express for more than 30 years where he led in a variety of senior leadership roles. While working at American Express, Mr. Sharnak was also the founding sponsor of several employee networks including the Asian Network (ASA), the Professional Orientation and Development Program (P.O.D), and the Consumer Card Diversity Team. Currently, Mr. Sharnak is on the Board of Advisors for Cinch Board Services and he previously held board seats at Teach for America New Jersey, A+ for Kids, Consultants to Go, and Boca Grove. Mr. Sharnak received his BBA degree from the University of Massachusetts and his MBA from Babson College.

The Board of Directors unanimously recommends a vote FOR the election of the nominees named above.

2.	Say-On-Pay Proposal.

(Item 2 on proxy card)

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, you will have the opportunity to vote on an advisory basis on the compensation of the Company’s named executive officers, as disclosed in the CareCloud, Inc.’s Proxy Statement for the 2023 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of CareCloud, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

The Board of Directors unanimously recommends a vote FOR the Say-On-Pay Proposal.

3.	Frequency of Say-On-Pay Proposal

(Item 3 on proxy card)

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, you will have the opportunity to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) every year, (ii) every two years, (iii) every three years, or (iv) abstain. This is an advisory vote and will not be binding on the Board or the Company; the Board may determine that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our shareholders. However, the Board values the opinions expressed by our shareholders and will take into account the outcome of this vote when considering the frequency of future advisory Say-On-Pay votes.

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The Board of Directors unanimously recommends the selection of “ONE YEAR” as your preference for the frequency with which shareholders are provided an advisory vote on Say-On-Pay.

Required Vote

As to Item 1, the Election of Directors, the nominees must receive a plurality of the voting power, entitled to vote for the election of directors, of the shares present or represented by proxy at the meeting in order to be elected. This means that the director candidate receiving the largest number of votes “for” their election will be elected to the Board of Directors. As to Item 2, the vote required for the Say-On-Pay Proposal is a majority of the voting power, entitled to vote for such proposal, of the shares present or represented by proxy at the meeting. As to Item 3, the option receiving the highest number of votes will be deemed to be the preferred frequency of our shareholders.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as “insiders,” to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Our insiders are required by the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the reports that have been filed by or on behalf of such insiders in this regard, we believe that during the fiscal year ended December 31, 2022, our directors and executive officers complied with all Section 16(a) filing requirements, except that Norman Roth and Kimberly Blanche failed to file on a timely basis one report each required by Section 16(a) during the most recent fiscal year. This one report consisted of one transaction each that was not reported on a timely basis. This was subsequently corrected.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. We have not been informed by any of our shareholders of any intention to propose any other matter to be acted upon at the Annual Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon written or oral request. Requests for the Annual Report on Form 10-K should be addressed to: Investor Relations, CareCloud, Inc., 7 Clyde Road, Somerset, NJ 08873 or by telephone at (732) 873-5133, x133. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from our investor relations website, https://ir.carecloud.com/sec-filings or directly from the SEC’s website, http://www.sec.gov/edgar.shtml.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Notice of Internet Availability by sending a written request to us at Investor Relations, CareCloud, Inc., 7 Clyde Road, Somerset, NJ 08873, or by calling us at (732) 873-5133. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements, if any, Notices of Internet Availability, and annual reports of the Company.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2024 Annual Meeting of Shareholders must be received by us not later than December 11, 2023. If we hold our 2024 Annual Meeting of Shareholders more than 30 days before or after May 22, 2024 (the one-year anniversary date of the 2023 Annual Meeting of Shareholders), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, CareCloud, Inc., 7 Clyde Road, Somerset, New Jersey 08873.

Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Shareholders only by or at the direction of our Board of Directors or by a shareholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. Notice of Shareholder proposals for the 2024 Annual Meeting of Shareholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by the Corporate Secretary at our principal executive offices between January 23, 2024 and February 27, 2024. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. In addition to satisfying the deadlines in the advance notice provision of our bylaws, a stockholder who intends to solicit proxies in support of director nominees, other than our nominees, for our 2024 Annual Meeting of Shareholders must provide the notice required under Rule 14a-19 under the Exchange Act to our Corporate Secretary no later than March 23, 2024.

Only such proposals as are (1) required by the rules of the SEC and (2) permissible under the Delaware General Corporation Law will be included on the 2024 Annual Meeting of Shareholders agenda. If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

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VOTE ON INTERNET

Go to https://www.vstocktransfer.com/proxy
and log-on using the below control number.
Voting will be open until 11:59 pm (ET) on
May 15, 2023.

* SPECIMEN *	CONTROL #
1 MAIN STREET
ANYWHERE PA 99999-9999	VOTE BY MAIL
Mark, sign and date your proxy and
return it in the envelope we have provided to
18 Lafayette Place, Woodmere, NY 11598.

VOTE IN PERSON
If you would like to vote in person, please attend the Annual Meeting to be held on May 22, 2023 at 11:00 a.m. Local Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Shareholders – CareCloud, Inc.

▼	DETACH CARD HERE TO VOTE BY MAIL	▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

(1)	Election of Directors:

☐	FOR NOMINEE LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR NOMINEE LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Anne Busquet	02 Lawrence Sharnak

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

(2)	Nonbinding Say-On-Pay Proposal:

INSTRUCTION: ADVISORY VOTE TO APPROVE THE EXECUTIVE COMPENSATION PROGRAMS OF THE COMPANY NOTED IN PROPOSAL 2.

☐ For	☐ Against	☐ Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "1 YEAR" ON FREQUENCY TO CONSIDER PROPOSAL.

(3)	Nonbinding Say-On-Pay Frequency Proposal:

INSTRUCTION: ADVISORY VOTE ON THE FREQUENCY TO VOTE ON THE EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVES NOTED IN PROPOSAL 3.

☐ 1 year	☐ 2 year	☐ 3 year	☐ Abstain

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address.	☐	AC:ACCT9999	90.0

* SPECIMEN *

CareCloud, Inc.

Annual Meeting of Shareholders

May 22, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
To Be Held on May 22, 2023

The 2022 Annual Report, the Proxy Statement and proxy card of CareCloud, Inc. are available at
https://ir.carecloud.com/sec-filings

CareCloud, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Mahmud U. Haq, A. Hadi Chaudhry and Kimberly Blanche and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CareCloud, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, to be held at 11:00 AM, Eastern Time, on May 22, 2023, at the Company’s headquarters located at 7 Clyde Road, Somerset, New Jersey 08873, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please check here if you plan to attend the Annual Meeting of Shareholders on May 22, 2023 at 11:00 a.m. local time. [ ]

(Continued and to be signed on Reverse Side)